NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

To the Shareholders of VOIP Telecom, Inc.:

     Notice is hereby given that an Special Meeting of the Shareholders of VOIP Telecom, Inc., a Nevada corporation, (the Company) May 31, 2002 at 10:00 a.m. for the following purposes:

I.       To ratify a plan of Acquisition of Global Holdings, Inc.

     II. To transact such other business as may be properly brought before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business April 26, 2002 as the record date of determination of shareholders entitled to notice of and to vote at the Special Meeting. A list of such shareholders shall be open to the examination of any shareholder at the Special Meeting and for a period of ten days prior to the date of the Special Meeting at the offices of VOIP telecom, Inc.

     Accompanying this is a Proxy. Whether or not you expect to be at the Special Meeting, please sign and date the enclosed Proxy and return it promptly. If you plan to attend the Special Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

     A copy of the Companys Form 10KSB for the year ended December 31, 2001 and the Companys 10-QSB as of March 31, 2001, June 30, 2001 and September 30, 2001 are filed with the Securities and Exchange Commission, are available to shareholders upon request.

         All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors


Grant Hunter
CEO

April 26, 2002
Memphis, TN

Enc: Proxy Information Statement
        Proxy





                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              INFORMATION STATEMENT

Memphis, TN
April 26, 2002

     The Board of Directors VOIP Telecom, Inc., a Nevada corporation (the Company or VOIP) is soliciting the enclosed Proxy for use at the Special Meeting of Shareholders of the Company to be held on May 31, 2002 (the Special Meeting), and any adjournments thereof. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 26, 2002 to all the shareholders entitled to vote at the Special Meeting.

     Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the acquisition of Global Holdings, Inc and attend to any other business which maybe properly come before the Special Meeting and be submitted to a vote of the shareholders.

     A Proxy many be revoked by written notice to the Secretary of the Company at any time prior to the Special Meeting, by executing a later Proxy or by attending the Special Meeting and voting in person.

     The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, or telegraph, by officers, directors, and other employees of the Company.

     The Companys mailing address is 4126 Delp Street, Memphis, TN 83118, which is the address of the Companys offices.

                                     VOTING

     Shareholders at the close of business on April 26, 2002 (the Record Date) will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     As of April 26, 2002 4,756,590 shares of common stock, par value $.0001, of the Company (Common Stock) were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

     Votes cast by Proxy or in person at the Special meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Special Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include broker non-votes do not constitute a vote FOR or AGAINST any matter and thus will be disregarded in the calculation of votes cast. Any unmarked Proxies, including those submitted by brokers or nominees will be voted FOR the nominees of the Board of Directors.
        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Companys Common Stock as of April 26, 2002, by (I) each of the Companys named executive officers and directors, (II) the Companys named executive officers and directors as a group. The business address is the same as that of the Company unless otherwise indicated.

     For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below.



  Officers and Directors                      Number of Shares       Percent (1)
                                          Beneficially Owned Beneficially Owned

B. Grant Hunter **                                    1,730,111              35%
CEO and Director

Mary A. Eubanks                                         104,867               2%
Secretary/ Treasurer and Director

Jerry Hunter *                                          531,023              11%
Director

W. Burley Shedd                                             650               1%
Director

ED Gatlin                                                30,425               1%
Director



Management as a Group                                 2,390,076              50%

Based on  4,756,590 as of April 26, 2002

* It should be noted that Mr. Jerry Hunter is the 100% owner of Lynn Whitsett Corp.

     ** It should be further noted that Mr. B. Grant Hunter is the Vice President of Lynn Whitsett Corp.

                                   PROPOSAL I

                         Acquisition of Global Holdings

     Ratification of a plan to acquire Global Holdings, Inc. a privately owned Tennessee corporation which specializes in refractory services. It should be noted that the two shareholders of Global Holdings, Inc. are Mr.Grant Hunter the companies current CEO and John Curry the companies former Secretary/ Treasurer and Director. The acquisition calls for VOIP Inc., to issue fifteen million shares of common stock for 100% of the outstanding shares of Global Holdings Inc. Both Mr. Hunter and Mr. Curry will receive seven million five hundred thousand shares (7,500,000) each of the shares being issued to acquire Global Holdings, Inc. Global Holdings Inc., will have audited financial statements. This transaction will be deemed a reverse merger due to the shareholders of Global Holdings, Inc. controlling the combined company. VOIP Inc., will be the survivor for legal purposes, whereas Global Holdings Inc., will be the survivor for accounting purposes.

                                   PROPOSAL II
                                  OTHER MATTERS

The Board of Directors does not know of any other matter to be presented at the Special Meeting, which is not listed on the Notice of the Special Meeting and discussed above. If other matters should properly come before the meeting; however, the persons names in the accompanying Proxy will vote Proxies in accordance with their best judgement.
     The Companys Form 10KSB as of 12/31/01 was filed with the Securities and Exchange Commission on March 27, 2002 will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to the Director of Shareholder relations.

           ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
                   ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

BY ORDER OF THE BOARD OF DIRECTORS



B. Grant Hunter
CEO

                                    EXHIBITS

1. Acquisition Agreement and Plan of Reorganization between Global Holdings, Inc. and VOIP Telecom, Inc.